PRESS RELEASE

FOR IMMEDIATE RELEASE

Marvin (Mickey) Goldwasser
Open Solutions Inc.
860.652.3153
mgoldwasser@opensolutions.com

Open Solutions Completes Acquisition of Datawest
- Acquisition Expands Market Presence Internationally -

GLASTONBURY, Conn., Oct. 29, 2004 – Open Solutions Inc.® (NASDAQ: OPEN), a provider of integrated enabling technologies for community financial institutions, announced today the completion of the acquisition of all the shares of Canadian-based Datawest Solutions Inc. (TSX: DS) by a Canadian subsidiary of Open Solutions Inc. The final purchase price was CDN $1.16 per common share for 29,824,126 common shares and CDN $2.60 per preferred share for 5,000,000 preferred shares. Datawest’s common shares will be de-listed from the Toronto Stock Exchange on or before November 4, 2004 and shortly thereafter Datawest will cease to be a reporting issuer in British Columbia and Ontario.

     “We are very pleased to announce the completion of this acquisition and delighted to welcome both the employees of Datawest and their clients into the Open Solutions family,” said Louis Hernandez, Jr., Chairman and CEO of Open Solutions. “We look forward to working closely together to further expand on our company’s market presence and reach within the financial services industry. Together, our organizations are committed to our ongoing efforts to offer industry-focused proactive solutions designed to enable financial institutions to better compete and to provide superior products and services to their customers.”

About Datawest

     Datawest Solutions Inc. provides innovative banking and payment technology solutions. Datawest’s Banking Solutions Group is a principal provider of outsourced banking technology to Canadian credit unions, integrated with advanced phone and Internet Banking solutions and web-based customer relationship management (CRM) and loans origination systems. The Payment Solutions Group manages Canada’s largest ATM network and develops and delivers electronic payment products and services, including fast, secure ATM and POS systems and electronic funds transfer transaction processing, device management and monitoring. Datawest also provides professional services for implementation of banking and payment systems in major financial institutions and other financial services organizations.

     Datawest is a public company traded on the Toronto Stock Exchange under the symbol “DS.” More information can be found on the corporate web site at www.datawest.ca.

- more -

Open Solutions’ Acquisition Expands Market Presence Internationally, page two

About Open Solutions Inc.

     Open Solutions Inc. offers a fully featured strategic product platform that integrates core data processing applications, built on a single centralized Oracle® relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, interactive voice response, imaging, Check 21 and loan origination solutions. Open Solutions’ full suite of products and services allows banks, savings institutions and credit unions to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.

     For more information about Open Solutions, or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com, by phone at 860.652.3153 or via fax at 860.652.3156. Visit Open Solutions’ Internet site at www.opensolutions.com.

     Open Solutions Inc.® is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2004 Open Solutions Inc. All rights reserved.

Safe Harbor Statement

     Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, we have entered into and may continue to enter into or seek to enter into business combinations and acquisitions which may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention. And, we have limited experience in the operation of our business outside the United States, and, as this acquisition will be our first international acquisition, upon its completion we will face the additional risks associated with managing an international business, and there is no assurance that we will integrate it successfully with our business. Other factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth under the heading “Factors Affecting Future Operating Results” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended June 30, 2004, as filed with the Securities and Exchange Commission.

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